Exhibit 10.21
M/I HOMES, INC.
AMENDED AND RESTATED
DIRECTOR DEFERRED COMPENSATION PLAN
Section 1.     PURPOSE - The Company desires and intends to recognize the value to the Company and its Affiliates of the past and present services of its Directors, to encourage their continued service to the Company and its Affiliates and to be able to attract and retain superior Directors by adopting and implementing this Plan to provide such Directors an opportunity to defer compensation otherwise payable to them from the Company and/or its Affiliates.  In addition, the Company desires to allow such Directors an opportunity to invest in the Common Shares of the Company by providing that amounts deferred under this Plan will be used to purchase such Common Shares.  The Plan was initially adopted effective May 1, 1997, was amended and restated in its entirety effective August 28, 2008 and is again amended and restated in its entirety as provided in this document effective as of February 11, 2026.
Section 2.     CERTAIN DEFINITIONS - The following terms will have the meanings provided below.
“Additions” means the credits applied to Deferred Compensation Accounts as provided in Section 4 hereof.
“Affiliate” means all persons with whom the Company would be considered a single employer under Sections 414(b) and (c) of the Code.
“Amendment to Deferral Notice” has the meaning specified in Section 5(B) of the Plan.
“Annual Retainer” means, with respect to any calendar year or other period, the fixed retainer which, absent an election to defer hereunder, would be payable to a Participant for services rendered to the Board or its committees during those pay periods beginning in the given calendar year or other period.
“Beneficiary” means the person or persons designated in writing as such and filed with the Company at any time by a Participant.  Any such designation may be withdrawn or changed in writing (without the consent of the Beneficiary), but only the last designation on file with the Company shall be effective.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as may be amended from time to time.
“Common Shares” means the common shares of the Company, par value $.01.
“Company” means M/I Homes, Inc., an Ohio corporation, and any successor entity.
“Deferral Notice” has the meaning specified in Section 4(B)(i) of the Plan.

Exhibit 10.21
“Deferred Compensation Account” means the separate Deferred Compensation Account established for each Participant pursuant to Section 4 of the Plan.
“Director” means any director of the Company who receives compensation from the Company for his or her services as a director.
“Eligible Compensation” means, to the extent applicable to any given Participant, the Annual Retainer and all Meeting Fees.  The extent to which a given Participant may defer a given component of Eligible Compensation shall be based upon such Participant’s eligibility to receive the given component of Eligible Compensation (as determined under applicable agreements and pay practices of the Company or any applicable Affiliate) and the provisions and limitations applicable to the given component as provided under this Plan.
“Fair Market Value” of the Common Shares means the closing price of the Common Shares on any national securities exchange on which the Common Shares are then listed on the applicable date.
“Grandfathered Amount” means the portion, if any, of a Participant’s Deferred Compensation Account that was earned and vested (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder) under the Plan before January 1, 2005 and any earnings (whether actual or notional) attributable to such portion of the Participant’s Deferred Compensation Account (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder) and any earnings (whether actual or notional) thereon.
“Meeting Fees” means, with respect to any calendar year or other period, the fees for attendance at meetings of the Board or its committees (exclusive of expenses) which, absent an election to defer hereunder, would be payable to a Participant during the given calendar year or other period.
“Participant” has the meaning specified in Section 3 of the Plan.
“Plan” means the M/I Homes, Inc. Amended and Restated Director Deferred Compensation Plan, as reflected in this document, as the same may be amended from time to time after the Restatement Effective Date.
“Plan Administrator” means the Company.
“Plan Year” means the calendar year.
“Restatement Effective Date” means February 11, 2026.
“Section 409A Amount” means the portion, if any, of a Participant’s Deferred Compensation Account that is not a Grandfathered Amount.
“Subaccount” has the meaning specified in Section 4(A) of the Plan.

Exhibit 10.21
“Termination” means a “separation from service” with the Company and its Affiliates within the meaning of Treasury Regulation Section 1.409A-1(h).
“Trust” means the trust fund that, in the discretion of the Company, may be established for purposes of segregating certain assets of the Company for payment of benefits hereunder as the same may be amended from time to time.  Such Trust may be irrevocable, but the assets thereof shall, at all times, remain the property of the Company subject to the claims of the Company’s creditors.
“Unforeseeable Emergency” means a severe financial hardship to the Participant within the meaning of Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(3) resulting from: (A) an illness or accident of the Participant or the Participant’s spouse or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code); (B) loss of the Participant’s property due to casualty; or (C) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
Section 3.      PARTICIPANTS
Each person who is participating in the Plan on the Restatement Effective Date shall be a Participant as of the Restatement Effective Date.  Each person who becomes a Director after the Restatement Effective Date shall be designated by the Company as eligible for participation in the Plan as of the date on which such person becomes a Director.  A Participant shall continue to participate in the Plan until his or her status as a Participant is terminated by either (A) a complete distribution of his or her Deferred Compensation Account pursuant to the terms of the Plan or (B) written directive of the Company.  All deferral elections in effect under the Plan for a Participant shall cease as of the earlier of (i) the Participant’s Termination or (ii) the end of the Plan Year during which the Participant’s status as a Participant is terminated.  Notwithstanding the foregoing, any election to defer Eligible Compensation in effect for a Participant shall cease as of the earlier of (i) the Participant’s date of Termination or (ii) the end of the Plan Year during which the Participant’s status as a Participant is terminated.
Section 4.      DEFERRED COMPENSATION ACCOUNTS
A.    Establishment of Deferred Compensation Accounts.  For each Participant, the Company will establish a Deferred Compensation Account and a separate subaccount within such Deferred Compensation Account for the Plan Year(s) covered by each Deferral Notice (each, a “Subaccount”).
B.    Election of Participant.
i.With respect to each Plan Year, a Participant may elect to have a percentage of his or her Eligible Compensation for the Plan Year allocated to the applicable Subaccount and paid on a deferred basis pursuant to the terms of the Plan.  Except as provided in Sections 4(B)(ii) and 4(B)(iii), to make such an election for any Plan Year, the Participant must advise the Company of his or her election, in writing,

Exhibit 10.21
on a form prescribed by the Company (each, a “Deferral Notice”). An election made under this Section 4(B)(i) for any Plan Year must be made by December 31 of the preceding Plan Year.
ii.Notwithstanding the foregoing, with respect to the first Plan Year in which a Director is eligible to participate in the Plan, the Deferral Notice must be submitted to the Company within 30 days after the date on which the Director is first eligible to participate in the Plan, and shall apply to Eligible Compensation relating to services to be performed after such election is made.  For purposes of this Section 4(B)(ii), a Director is first eligible to participate in this Plan only if the Director is not eligible to participate in any other arrangement of the Company or an Affiliate that, along with this Plan, would be treated as a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2).
iii.To the extent that a Participant completes a Deferral Notice in accordance with the provisions of this Section 4(B), such Deferral Notice shall remain in effect for future Plan Years until changed or revoked by the Participant; provided, however, that on each December 31 while the Deferral Notice remains in effect, such election shall become irrevocable with respect to Eligible Compensation payable in connection with services to be performed in the immediately following Plan Year.
iv.A Participant who does not return a completed Deferral Notice within the relevant time period specified in this Section 4(B) and for whom there is not a Deferral Notice still in effect will be deemed to have elected not to defer any Eligible Compensation for the applicable Plan Year.
C.    Participant Deferrals.  Each time a Deferral Notice is timely submitted to the Company in accordance with Section 4(B) above, during the next Plan Year and any subsequent Plan Years for which such Deferral Notice remains in effect, the Company will allocate to the Subaccount for such Deferral Notice the percentage of Eligible Compensation specified in the Deferral Notice.  Any amounts so allocated by the Company are called “Participant Deferrals.”
D.    Adjustment of Account Balances.  On the date each Participant Deferral is credited to a Participant’s Subaccount, the amount credited to such Subaccount (and any other amounts then credited to such Subaccount) shall be divided by the then Fair Market Value of a Common Share.  Upon completion of this calculation, the Subaccount shall be credited with the resulting number of whole Common Shares and any remaining amounts shall continue to be credited to such Subaccount until converted to whole Common Shares at a future conversion date under this Section 4(D).  Each Subaccount of each Participant shall be credited with cash dividends on the Common Shares at the times and equal in amount to the cash dividends actually paid with respect to Common Shares on and after the date credited to the Subaccount.  On the date such cash dividends are credited, the amount of cash dividends credited to such Subaccount (and any other amounts then credited to such Subaccount) shall be divided by the then Fair Market Value of a Common Share.  Upon completion of this calculation, the Subaccount shall be credited with the resulting number of whole Common Shares and any remaining amounts shall continue to be credited to the Subaccount until converted to whole Common Shares at a future

Exhibit 10.21
conversion date under this Section 4(D).  The Plan Administrator may prescribe any reasonable method or procedure for the accounting of Additions.
E.    Stock Adjustments.  The number of Common Shares in each Subaccount shall be adjusted from time to time to reflect stock splits, stock dividends or other changes in the Common Shares resulting from a change in the Company’s capital structure.
F.    Participant’s Rights in Accounts. A Participant’s only right with respect to his or her Deferred Compensation Account (and amounts allocated thereto) will be to receive payments in accordance with the provisions of Section 5 of the Plan. For purposes of clarity, a Participant shall have no right to vote Common Shares allocated to their Deferred Compensation Account or applicable Subaccount until the Common Shares are distributed to the Participant pursuant to Section 5 of the Plan.
Section 5.     PAYMENT OF DEFERRED BENEFITS
A.    Time of Payment.  Distribution of each Subaccount of a Participant shall be made on or after the 50th day, but in no event later than the 60th day, after the earlier of (i) the date specified by the Participant in the applicable Deferral Notice or Amendment to Deferral Notice or (ii) the date of the Participant’s Termination.
B.    Changes to Payment Election.  With respect to Section 409A Amounts, a Participant will be permitted to change the date specified by the Participant for distribution of his or her Subaccount with respect to any Deferral Notice by delivering an “Amendment to Deferral Notice” to the Plan Administrator; provided that:
i.On or before December 31, 2008, (a) such change may not apply to any amount otherwise payable in 2008 and (b) such change may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.  After December 31, 2008, this subsequent distribution election may be changed only as provided in Section 5(B)(ii).
ii.After December 31, 2008, (a) such change may not take effect until at least 12 months after the date on which such change is made; (b) the payment with respect to which such change is made must be deferred (other than a distribution upon death or Unforeseeable Emergency) for at least five years from the date the amount otherwise would have been paid; and (c) any change related to a payment at a specified time may not be made less than 12 months before the date the payment is scheduled to be paid.  After December 31, 2008, an Amendment to Deferral Notice with respect to any Section 409A Amounts may only be changed if such change would meet the requirements of this Section 5(B)(ii).
C.    Method of Distribution.  Each Subaccount of a Participant shall be distributed to the Participant in whole Common Shares in a single lump sum payment.  Any cash amounts that have been credited to a Subaccount and are not converted to Common Shares prior to distribution shall be settled in cash.

Exhibit 10.21
D.    Unforeseeable Emergency.
i.Grandfathered Amounts.  Prior to the time a Participant’s Deferred Compensation Account becomes payable, the Plan Administrator, in its sole discretion, may elect to distribute all or a portion of the Grandfathered Amounts in such account in the event such Participant requests a distribution due to an Unforeseeable Emergency.  A distribution of Grandfathered Amounts based on an Unforeseeable Emergency shall not exceed the amount required to meet the immediate financial need created by such emergency and shall be made by distributing the appropriate number of Common Shares.
ii.Section 409A Amounts.  A Participant may request a distribution of Section 409A Amounts from his or her Deferred Compensation Account upon the occurrence of an Unforeseeable Emergency.  However, the amount of this distribution may not be greater than the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from distribution) or, if less, the value of the Section 409A Amounts in the Participant’s Deferred Compensation Account as of the distribution date.  Notwithstanding the foregoing, a distribution of Section 409A Amounts on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan.  A distribution of Section 409A Amounts under this subsection shall be made by distributing the appropriate number of Common Shares.
As a condition of receiving a distribution under this Section 5(D), a Participant must file a written application with the Plan Administrator specifying the nature of the Unforeseeable Emergency and the amount needed to address that circumstance and supply any other information the Plan Administrator, in its sole discretion, may need to ensure that the conditions specified in this Section 5(D) are met.
E.    Distribution Upon Death. Upon the death of a Participant prior to the distribution of any Participant’s Subaccounts, such Subaccounts shall be paid to the Participant’s Beneficiary in a single lump sum as soon as administratively practicable after (i) the Plan Administrator receives notice of the Participant’s death and (ii) the Plan Administrator reasonably determines the identity of the Participant’s Beneficiary. The Participant may designate a Beneficiary by filing a designation with the Plan Administrator in a form acceptable to the Plan Administrator in its sole discretion. If there is no designated Beneficiary or no designated Beneficiary surviving at a Participant’s death, payment of any of the Participant’s Deferred Compensation Account shall be made to the Participant’s estate.
Section 6.      ASSIGNMENT OR ALIENATION - The right of a Participant, Beneficiary or any other person to the payment of a benefit under this Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

Exhibit 10.21
Section 7.      PLAN ADMINISTRATION - The Plan Administrator will have the right to interpret and construe the Plan and to determine all questions of eligibility and of status, rights and benefits of Participants and all other persons claiming benefits under the Plan.  In all such interpretations and constructions, the Plan Administrator’s determination will be based upon uniform rules and practices applied in a nondiscriminatory manner and will be binding upon all persons affected thereby.  Subject to the provisions of Section 8 below, any decision by the Plan Administrator with respect to any such matters will be final and binding on all parties.  The Plan Administrator will have absolute discretion in carrying out its responsibilities under this Section 7.
Section 8.      CLAIMS PROCEDURE
A.    Filing Claims. Any Participant or Beneficiary entitled to benefits under the Plan may file a claim request with the Plan Administrator.
B.     Notification to Claimant. If a claim is wholly or partially denied, the Plan Administrator (or its designee) will furnish to the claimant a notice of the decision explaining the specific reasons for the denial as well as specific references to the pertinent provisions of the Plan on which the decision is based.
C.    Review Procedure. A claimant or an authorized representative of a claimant may appeal any denied claim by filing a written request for review within ninety 90 days after the date of the claim denial notice described in Section 8.B. Any request for review should be directed to the Plan Administrator (or to its designee identified in the claims denial notice). The Plan Administrator (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.
D.    Decision on Review. The Plan Administrator (or its designee) will render a decision upon review. The decision on review will be in writing and will include specific reasons for the decision, as well as specific references to the pertinent provisions of the Plan on which the decision is based.
Section 9.     UNSECURED AND UNFUNDED OBLIGATION - Notwithstanding any provision herein to the contrary, the benefits offered under the Plan shall constitute an unfunded, unsecured promise by the Company to pay benefits determined hereunder which are accrued by Participants while such Participants are Directors.  No provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder, except to the extent that the Company, in its discretion, establishes a Trust for such purpose.  To the extent any benefits provided under the Plan are actually paid from a Trust, neither the Company nor any Affiliate shall have any further obligation therefor, but to the extent not so paid, such benefits shall remain the obligations of, and shall be paid by, the Company.  No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company or any Affiliate by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.  Nothing contained in the Plan shall constitute a guaranty by the Company, any Affiliate or any other entity or person that the assets

Exhibit 10.21
of the Company will be sufficient to pay any benefit hereunder.  All expenses and fees incurred in the administration of the Plan and of any Trust shall be paid by the Company, provided that, in the event that a Trust is established, at the direction of the Company, such expenses and fees shall be paid from the Trust, provided that such amounts are not paid by the Company or an Affiliate.
Section 10.    AMENDMENT AND TERMINATION OF THE PLAN
A.    Amendment of the Plan.  The Company reserves the right, by a resolution of the Board, to amend the Plan at any time, and from time to time, in any manner which it deems desirable, provided that no amendment will adversely affect the accrued benefits of any Participant under the Plan.
B.    Termination of the Plan.  The Company reserves the right, by a resolution of the Board, to terminate this Plan at any time without providing any advance notice to any Participant.  In the event the Plan is terminated, the Participants’ Deferred Compensation Accounts shall be distributed in accordance with Section 5 of the Plan.  Notwithstanding the foregoing, in the event of any Plan termination, the Company (i) reserves the right to then distribute all Grandfathered Amounts and (ii) may distribute Section 409A Amounts in accordance with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix).
Section 11.    BINDING UPON SUCCESSORS - The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives.  In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or transfer, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.
Section 12.    NO GUARANTEE OF PLAN PERMANENCY - This Plan does not contain any guarantee of provisions for continued service on the Board to any Director or Participant nor is it guaranteed by the Company to be a permanent plan.
Section 13.    INCAPACITY OF RECIPIENT - In the event that a Participant or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his or her person or estate is appointed, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his or her person or estate.  Except as provided hereinabove, when the Plan Administrator, in its sole discretion, determines that a Participant or Beneficiary is unable to manage his or her financial affairs, the Plan Administrator may, but shall not be required to, direct the Company to make distribution(s) to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of such Participant or Beneficiary who demonstrates to the satisfaction of the Plan Administrator the propriety of making such distribution(s).  Any payment made under this Section 13 shall be in complete

Exhibit 10.21
discharge of any liability under the Plan for such payment.  The Plan Administrator shall not be required to see to the application of any such distribution made to any person.
Section 14.    GOVERNING LAW - This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.
Section 15.    SECTION 409A OF THE CODE
A.    Compliance with Section 409A of the Code.  It is intended that the Plan comply with Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan will be interpreted, administered and operated accordingly.  Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, any of its Affiliates, the Board or the Plan Administrator shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.
B.    Payments Upon Income Inclusion Under Section 409A of the Code.  The Company may accelerate the time or schedule of a distribution of Section 409A Amounts to a Participant at any time the Plan fails to meet the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder.  Such distribution may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

Exhibit 10.21
IN WITNESS WHEREOF, the Company has caused this Amended and Restated Director Deferred Compensation Plan to be executed by a duly authorized officer effective as of February 11, 2026.
                            M/I HOMES, INC.
                            By:    ______________________________
                            Name:    ______________________________
                            Title:    ______________________________